Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

May 2, 2006

Debra J. Richardson, Sr. Vice President

(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman

(515) 457-1813, jmatovina@american-equity.com

D. J. Noble, Chairman

(515) 457-1705, dnoble@american-equity.com

American Equity Reports Record First Quarter Operating Earnings

of $17.7 Million or $0.30 Per Diluted Common Share

WEST DES MOINES, Iowa (May 2, 2006) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of fixed rate and index annuities, today reported 2006 first quarter operating income(1) of a record $17.7 million, or $0.30 per diluted common share, an increase of 33% over 2005 first quarter operating income of $13.3 million, or $0.31 per diluted common share. Performance results for the quarter are:

•                                          Annuity sales of $565 million

•                                          Agency force exceeded 52,000 independent licensed agents

•                                          Total assets climbed to $14.7 billion at March 31, 2006

•                                          Issued $30 million of trust preferred securities

(1) In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of (i) net realized gains and losses on investments; (ii) the impact of SFAS 133, dealing with the market value changes in derivatives; and (iii) the impact of consolidation under FIN 46 of American Equity Investment Service Company. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, American Equity believes a measure excluding their impact is useful in analyzing operating trends. American Equity believes the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of American Equity’s underlying results and profitability. A reconciliation of net income to operating income is provided in the accompanying tables.

Net income of $4.0 million or $0.07 per diluted common share, was impacted by a valuation adjustment under SFAS 133 related to the Company’s convertible senior debt. This adjustment will be phased out beginning in the second quarter of 2006 subject to the approval by the stockholders at the annual meeting set for June 8, 2006 of an increase in the Company’s authorized shares of common stock.

FIRST QUARTER SALES

American Equity’s sales in the first quarter of 2006 of $565 million declined 16% compared to first quarter 2005 sales of $676 million. Sales of index annuities represented 96% of the first quarter total, with 33% of such premium allocated to the fixed rate strategy offered as a choice within the product. Recent sales trends in fixed rate and index annuity markets have been impacted by the inverted yield curve. Higher short-term rates have generated increased demand for competing products such as bank certificates of deposit and other short term fixed income products. As a result, growth in the fixed rate and index annuity industries was slower in the first quarter of 2006 compared to the same period in 2005. The Company has launched product initiatives in the second quarter designed to enhance its ability to compete in the current interest rate environment.

“American Equity is an asset accumulating company and we continued to build our assets in the first quarter of 2006,” commented David J. Noble, Chairman, CEO and President of American Equity. “We do not believe that slower growth in a given quarter diminishes our long term earnings potential. We have responded to the short-term rate environment with targeted product enhancements, giving our field force of over 52,000 independent agents the tools they need to accelerate sales.”

30% GROWTH IN INVESTMENT INCOME

Investment income, the largest component of American Equity’s revenues, was $162.4 million for the first quarter, compared to $124.8 million in the first quarter of

2005. This 30% increase is primarily attributable to the growth in the company’s annuity business and corresponding increases in invested assets. The weighted average yield on invested assets, of which approximately 99% are investment grade, was 6.13%. During the first quarter of 2006 American Equity earned a weighted average gross spread (aggregate yield on invested assets over the cost of money on annuities) of 2.71% on its aggregate annuity fund values, compared to 2.52% for the same period in 2005. This improvement is attributable primarily to the positive impact of timing differences in the company’s hedging program resulting in proceeds at option expiration in excess of interest credits on its index annuity reserves.

FOCUS ON SALES PRACTICES

As a leader in index annuity sales, American Equity monitors sales practices on a continuous basis to meet and exceed industry standards of market conduct, a focal point of recent public commentary. From its inception, American Equity has required the use of clear and complete point-of-sale product disclosures, signed by the policyholder and agent. American Equity is among the first index annuity writers to require a suitability review of sales of annuities to consumers of all ages in all states. Advertising of products is regulated through detailed compliance guidelines. As a member of the Insurance Marketplace Standards Association (“IMSA”), American Equity has incorporated the IMSA standards of ethical market conduct into its corporate operating policy. “At American Equity we measure success by the satisfaction of our policyholders, agents and shareholders,” commented Mr. Noble. “Maintaining high standards of sales practices is a fundamental element of our success at all three levels.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss first quarter 2006 earnings on Wednesday, May 3, 2006, at 10 a.m. CST. The conference call will be webcast live on the Internet. Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com. The call may also be accessed by telephone at 866-825-3308, passcode 12417120 (international callers, please dial 617-213-8062). An audio replay will be available shortly after the call on AEL’s web site. An audio replay will also be available via telephone through May 17, 2006 by calling 888-286-8010, passcode 65930283 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY

Founded in 1995, American Equity Investment Life Holding Company is a full -service underwriter of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed rate and index annuities. The company has approximately 275 employees and approximately 52,000 agents selling its products in 49 states and District of Columbia.

###

American Equity Investment Life Holding Company

Net Income/Operating Income

	Three Months Ended March 31,
	2006	2005
Revenues:
Traditional life and accident and health insurance premiums	$3,524	$3,756
Annuity and single premium universal life product charges	7,600	6,262
Net investment income	162,385	124,834
Realized gains (losses) on investments	(42)	232
Change in fair value of derivatives	49,328	(35,990)
Total revenues	222,795	99,094

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,398	2,606
Interest credited to account balances	92,546	62,508
Change in fair value of embedded derivatives	62,764	(18,591)
Interest expense on notes payable	7,286	4,139
Interest expense on subordinated debentures	4,918	3,046
Interest expense on amounts due under repurchase agreements	5,799	1,428
Amortization of deferred policy acquisition costs	30,755	16,666
Other operating costs and expenses	10,180	8,145
Total benefits and expenses	216,646	79,947

Income before income taxes	6,149	19,147
Income tax expense	2,176	6,619
Net income	3,973	12,528
Realized (gains) losses on investments	27	(151)
Net effect of FIN 46	—	(120)
Net effect of FAS 133	13,738	1,019

Operating income (a)	$17,738	$13,276

Earnings per common share	$0.07	$0.33
Earnings per common share - assuming dilution	$0.07	$0.29
Operating income per common share (a)	$0.32	$0.35
Operating income per common share - assuming dilution (a)	$0.30	$0.31

Weighted average common shares outstanding (in thousands):
Earnings per common share	55,554	38,372
Earnings per common share - assuming dilution	60,799	43,665

1

American Equity Investment Life Holding Company

Operating Income

Three months ended March 31, 2006

		Adjustments		Operating
	As Reported	Realized Gains	FAS 133	Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,524	$—	$—	$3,524
Annuity and single premium universal life product charges	7,600	—	—	7,600
Net investment income	162,385	—	—	162,385
Realized gains (losses) on investments	(42)	42	—	—
Change in fair value of derivatives	49,328	—	(55,896)	(6,568)
Total revenues	222,795	42	(55,896)	166,941

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,398	—	—	2,398
Interest credited to account balances	92,546	—	(3,095)	89,451
Change in fair value of embedded derivatives	62,764	—	(62,764)	—
Interest expense on notes payable	7,286	—	(3,351)	3,935
Interest expense on subordinated debentures	4,918	—	—	4,918
Interest expense on amounts due under repurchase agreements	5,799	—	—	5,799
Amortization of deferred policy acquisition costs	30,755	—	(7,948)	22,807
Other operating costs and expenses	10,180	—	—	10,180
Total benefits and expenses	216,646	—	(77,158)	139,488

Income before income taxes	6,149	42	21,262	27,453
Income tax expense	2,176	15	7,524	9,715
Net income	$3,973	$27	$13,738	$17,738

Earnings per common share	$0.07			$0.32
Earnings per common share - assuming dilution	$0.07			$0.30

(a)     In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, and the impact of FAS 133, dealing with market value changes in derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

2

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement

March 31, 2006

A.	Financial Highlights

	Condensed Consolidated Balance Sheets	1
	Consolidated Statements of Income	3
	Operating Income
	Three Months Ended March 31, 2006	4
	Quarterly Summary – Most Recent 5 quarters	5
	Capitalization/ Book Value per Share	6

B.	Product Summary

	Annuity Deposits by Product Type	7
	Surrender Charge Protection and Fund Values by Product Type	7
	Annuity Liability Characteristics	8
	Spread Results	10

C.	Investment Summary

	Summary of Invested Assets	11
	Credit Quality of Fixed Maturity Securities	12
	Watch List Securities and Aging of Gross Unrealized Losses	12
	Mortgage Loans by Region and Property Type	13

D.	Shareholder Information	14

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31, 2006	December 31, 2005

Assets
Investments:
Fixed maturity securities:
Available for sale, at market	$4,349,103	$4,188,683
Held for investment, at amortized cost	4,946,296	4,711,427
Equity securities, available for sale, at market	72,643	84,846
Mortgage loans on real estate	1,419,291	1,321,637
Derivative instruments	248,689	185,391
Policy loans	379	362
Total investments	11,036,401	10,492,346

Cash and cash equivalents	43,274	112,395
Coinsurance deposits—related party	1,934,051	1,959,663
Accrued investment income	78,651	59,584
Deferred policy acquisition costs	1,047,327	977,015
Deferred sales inducements	358,815	315,848
Deferred income tax asset	122,325	94,288
Other assets	34,474	31,655
Total assets	$14,655,318	$14,042,794

	March 31, 2006	December 31, 2005

Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$12,668,054	$12,237,988
Other policy funds and contract claims	127,708	126,387
Other amounts due to related parties	26,480	27,677
Notes payable	308,644	281,043
Subordinated debentures	261,506	230,658
Amounts due under repurchase agreements	614,046	396,697
Other liabilities	159,696	222,986
Total liabilities	14,166,134	13,523,436

Stockholders’ equity:
Common Stock	55,609	55,527
Additional paid-in capital	379,778	379,107
Accumulated other comprehensive loss	(62,206)	(27,306)
Retained earnings	116,003	112,030
Total stockholders’ equity	489,184	519,358
Total liabilities and stockholders’ equity	$14,655,318	$14,042,794

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Traditional life and accident and health insurance premiums	$3,524	$3,756
Annuity and single premium universal life product charges	7,600	6,262
Net investment income	162,385	124,834
Realized gains (losses) on investments	(42)	232
Change in fair value of derivatives	49,328	(35,990)
Total revenues	222,795	99,094

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,398	2,606
Interest credited to account balances	92,546	62,508
Change in fair value of embedded derivatives	62,764	(18,591)
Interest expense on notes payable	7,286	4,139
Interest expense on subordinated debentures	4,918	3,046
Interest expense on amounts due under repurchase agreements	5,799	1,428
Amortization of deferred policy acquisition costs	30,755	16,666
Other operating costs and expenses	10,180	8,145
Total benefits and expenses	216,646	79,947

Income before income taxes	6,149	19,147
Income tax expense	2,176	6,619
Net income	$3,973	$12,528

Earnings per common share	$0.07	$0.33
Earnings per common share - assuming dilution (a)	$0.07	$0.29
Weighted average common shares outstanding (in thousands):
Earnings per common share	55,554	38,372
Earnings per common share - assuming dilution	60,799	43,665

(a)          The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust.  The after tax cost of such interest was $270 for the three months ended March 31, 2006 and $301 for the three months ended March 31, 2005, respectively.

Operating Income

Three months ended March 31, 2006

	As Reported	Realized Gain Adjustments	FAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,524	$—	$—	$3,524
Annuity and single premium universal life product charges	7,600	—	—	7,600
Net investment income	162,385	—	—	162,385
Realized gains (losses) on investments	(42)	42	—	—
Change in fair value of derivatives	49,328	—	(55,896)	(6,568)
Total revenues	222,795	42	(55,896)	166,941

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,398	—	—	2,398
Interest credited to account balances	92,546	—	(3,095)	89,451
Change in fair value of embedded derivatives	62,764	—	(62,764)	—
Interest expense on notes payable	7,286	—	(3,351)	3,935
Interest expense on subordinated debentures	4,918	—	—	4,918
Interest expense on amounts due under repurchase agreements	5,799	—	—	5,799
Amortization of deferred policy acquisition costs	30,755	—	(7,948)	22,807
Other operating costs and expenses	10,180	—	—	10,180
Total benefits and expenses	216,646	—	(77,158)	139,488

Income before income taxes	6,149	42	21,262	27,453
Income tax expense	2,176	15	7,524	9,715
Net income	$3,973	$27	$13,738	$17,738

Earnings per common share	$0.07			$0.32
Earnings per common share – assuming dilution	$0.07			$0.30

(a)                                  In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments and the impact of FAS 133, dealing with market value changes in derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Operating Income/Net Income

Quarterly Summary – Most Recent 5 Quarters

	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,524	$3,019	$3,539	$3,264	$3,756
Annuity and single premium universal life product charges	7,600	6,296	6,105	7,023	6,262
Net investment income	162,385	153,707	142,492	133,365	125,007
Change in fair value of derivatives	(6,568)	(12,550)	10,722	(8,955)	(13,570)
Total revenues	166,941	150,472	162,858	134,697	121,455

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,398	1,619	2,401	1,963	2,606
Interest credited to account balances	89,451	83,181	97,174	72,102	62,948
Interest expense on General Agency Commission and Servicing Agreement	—	—	778	874	989
Interest expense on notes payable	3,935	4,053	3,554	3,446	3,546
Interest expense on subordinated debentures	4,918	4,131	3,826	3,142	3,046
Interest expense on amounts due under repurchase agreements	5,799	4,455	3,162	2,235	1,428
Amortization of deferred policy acquisition costs	22,807	20,734	20,764	19,955	18,487
Other operating costs and expenses	10,180	9,370	8,554	9,474	8,121
Total benefits and expenses	139,488	127,543	140,213	113,191	101,171

Operating income before income taxes	27,453	22,929	22,645	21,506	20,284
Income tax expense	9,715	8,290	7,567	7,396	7,008

Operating income (a)	17,738	14,639	15,078	14,110	13,276
Realized gains (losses) on investments, net of offsets	(27)	(348)	(2,599)	143	151
Net effect of FIN 46 and state income tax contingency	—	(905)	(2,836)	(77)	120
Net effect of FAS 133	(13,738)	(2,317)	(2,480)	(1,944)	(1,019)

Net income	$3,973	$11,069	$7,163	$12,232	$12,528

Operating income per common share (a)	$0.32	$0.35	$0.39	$0.37	$0.35
Operating income per common share – assuming dilution (a)	$0.30	$0.32	$0.35	$0.33	$0.31
Earnings per common share	$0.07	$0.26	$0.19	$0.32	$0.33
Earnings per common share – assuming dilution	$0.07	$0.24	$0.17	$0.29	$0.29

Weighted average common shares outstanding (in thousands):
Earnings per common share	55,554	42,053	38,497	38,379	38,372
Earnings per common share - assuming dilution	60,799	46,823	43,786	43,749	43,665

(a)          In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, the impact of the establishment of a state income tax contingency liability, and the impact of FAS 133, dealing with market value changes in derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Capitalization/ Book Value per Share

	March 31, 2006	December 31, 2005
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$308,644	$281,043
Subordinated debentures payable to subsidiary trusts	261,506	230,658
Total debt	570,150	511,701

Total stockholders’ equity	489,184	519,358

Total capitalization	1,059,334	1,031,059
Accumulated other comprehensive loss (AOCL)	62,206	27,306
Total capitalization excluding AOCL (a)	$1,121,540	$1,058,365

Total stockholders’ equity	$489,184	$519,358
Accumulated other comprehensive loss	62,206	27,306
Total stockholders’ equity excluding AOCL (a)	$551,390	$546,664

Common shares outstanding	55,608,655	55,527,180

Book Value per Share: (b)
Book value per share including AOCL	$8.80	$9.35
Book value per share excluding AOCL (a)	$9.92	$9.84

Debt-to-Capital Ratios: (c)
Senior debt / Total capitalization	24.8%	26.6%
Adjusted debt / Total capitalization	34.2%	33.7%

(a)          Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of accumulated other comprehensive loss.  Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair market value of available for sale investments caused principally by changes in market interest rates, we believe these non-GAAP financial measures provide useful supplemental information.

(b)         Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity excluding AOCL divided by the total number of shares of common stock outstanding.

(c)          Debt-to-capital ratios are computed using total capitalization excluding AOCL.  Adjusted debt includes senior debt and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization including AOCL.  The computations at March 31, 2006 also eliminate the impact of FAS 133, dealing with market value changes in derivatives, on the 5.25% contingent convertible senior notes payable, stockholders’ equity and total capitalization.

Annuity Deposits by Product Type

	Three Months Ended March 31,		Year Ended December 31,
Product Type	2006	2005	2005

Index Annuities:
Index Strategies	$362,438	$418,677	$1,780,092
Fixed Strategy	177,306	201,585	908,868
	539,744	620,262	2,688,960
Fixed Rate Annuities:
Single-Year Rate Guaranteed	23,568	52,116	193,288
Multi-Year Rate Guaranteed	1,355	3,908	12,807
	24,923	56,024	206,095

Total before coinsurance ceded	564,667	676,286	2,895,055
Coinsurance ceded	950	1,792	4,688

Net after coinsurance ceded	$563,717	$674,494	$2,890,367

Surrender Charge Protection and Fund Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Fund Values at March 31, 2006

	Surrender Charge			Net Fund Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Index Annuities	13.6	11.4	14.7%	$7,641,986	72.6%
Single-Year Fixed Rate Guaranteed Annuities	10.6	6.5	9.7%	1,763,709	16.7%
Multi-Year Fixed Rate Guaranteed Annuities	5.9	2.1	5.0%	1,128,540	10.7%

Total	12.2	9.6	12.8%	$10,534,235	100.0%

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value

SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$381,578	$42,922
1.0% <2.0%	15,152	5,911
2.0% <3.0%	7,988	5,656
3.0% <4.0%	20,677	3,916
4.0% <5.0%	100,929	30,763
5.0% <6.0%	395,759	41,442
6.0% <7.0%	144,985	79,521
7.0% <8.0%	205,505	241,124
8.0% <9.0%	280,320	311,918
9.0% < 10.0%	320,200	750,057
10.0% or greater	1,019,156	6,128,756
	$2,892,249	$7,641,986

	Fixed and	Weighted
	Index	Average
	Annuities	Surrender
	Account Value	Charge

SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$424,255	0.00%
2006	396,519	5.18%
2007	138,388	4.91%
2008	149,720	6.26%
2009	429,790	8.09%
2010	496,934	7.81%
2011	466,483	8.27%
2012	689,280	8.99%
2013	727,036	9.79%
2014	630,149	11.23%
2015	547,993	13.32%
2016	783,533	14.17%
2017	976,821	14.72%
2018	563,669	15.52%
2019	260,442	15.72%
2020	627,999	16.46%
2021	644,248	18.02%
2022	1,250,699	19.82%
2023	330,277	20.00%
	$10,534,235	13.28%

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value

APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$2,118,388	$7,527,317
Multi-year (3 - 5 years)	773,861	114,669
	$2,892,249	$7,641,986

ULTIMATE MINIMUM GUARANTEE RATE (3):
2.00%	—	$8,721
2.20%	7,541	86,940
2.25% (4)	260,946	2,797,077
3.00%	2,511,416	3,350,138
3.50% (5)	—	1,399,110
4.00%	112,346	—
	$2,892,249	$7,641,986

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (6) (7):
No differential	$103,196	—
› 0.0% - 0.5%	1,716,287	908,336
› 0.5% - 1.0%	241,266	1,265,483
› 1.0% - 1.5%	156,593	102,884
› 1.5% - 2.0%	18,735	267
› 2.0% - 2.5%	114,215	1,387
› 2.5% - 3.0%	312,235	7,105
Greater than 3.0%	229,722	369
Cumulative floor (3)	—	5,356,155
	$2,892,249	$7,641,986

(1)          In addition, $1,535,315 (53%) of the Fixed Annuities Account Value have market value adjustment protection.

(2)          The contract features for substantially all of the Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money.  The contract features for less than .5% of the Index Annuities Account Value are reset every two years.

(3)          Index Annuities provide guarantees based on a cumulative floor over the term of the product.  Rates used to determine the cumulative floor may be applied to less than 100% of the annuity deposits received.

(4)          Products have a guarantee of 2.25% for the first 10 years, & 3.00% thereafter.

(5)          Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, & 3.00% thereafter (applied to less than 100% of the annuity deposits received).  Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(6)          Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.

(7)          Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period.  The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 243 basis points.

Spread Results

	Q1 2006	Q1 2005	FY 2005
Average yield on invested assets	6.13%	6.22%	6.18%
Cost of Money
Aggregate	3.42%	3.70%	3.70%
Average net cost of money for index annuities	3.13%	3.32%	3.38%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.28%	3.34%	3.32%
Multi-year rate guaranteed	5.49%	5.49%	5.56%

Investment spread:
Aggregate	2.71%	2.52%	2.48%
Index annuities	3.00%	2.90%	2.80%
Fixed rate annuities:
Annually adjustable	2.85%	2.88%	2.86%
Multi-year rate guaranteed	0.64%	0.73%	0.62%

Summary of Invested Assets

	March 31, 2006		December 31, 2005
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government full faith and credit	$2,685	—	$2,774	—
United States Government sponsored agencies	7,772,838	70.4%	7,445,474	71.0%
Public utilities	137,720	1.2%	133,346	1.3%
Corporate securities	756,908	6.9%	674,230	6.4%
Redeemable preferred stocks	55,385	0.5%	46,896	0.4%
Mortgage and asset-backed securities:
Government	192,587	1.7%	220,379	2.1%
Non-Government	377,276	3.4%	377,011	3.6%
Total fixed maturity securities	9,295,399	84.1%	8,900,110	84.8%
Equity securities	72,643	0.7%	84,846	0.8%
Mortgage loans on real estate	1,419,291	12.9%	1,321,637	12.6%
Derivative instruments	248,689	2.3%	185,391	1.8%
Policy loans	379	—	362	—
Total investments	$11,036,401	100.0%	$10,492,346	100.0%

Credit Quality of Fixed Maturity Securities

		March 31, 2006		December 31, 2005
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
		(Dollars in thousands)

1	Aaa/Aa/A	$8,710,802	93.7%	$8,368,330	94.0%
2	Baa	473,636	5.1%	416,614	4.7%
3	Ba	95,765	0.9%	93,335	1.0%
4	B	3,368	0.1%	3,396	0.1%
5	Caa and lower	7,110	0.1%	11,719	0.1%
6	In or near default	4,718	0.1%	6,716	0.1%
	Total fixed maturity securities	$9,295,399	100.0%	$8,900,110	100.0%

Watch List Securities - Aging of Gross Unrealized Losses - March 31, 2006

Issuer	Amortized Cost	Unrealized Losses	Estimated Fair Value	Maturity Date	Months Below Amortized Cost
	(Dollars in thousands)
Ford	$5,003	$(1,303)	$3,700	7/16/2031	7
	$5,003	$(1,303)	$3,700

Mortgage Loans by Region and Property Type

	March 31, 2006		December 31, 2005
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$307,871	21.7%	$283,085	21.4%
Middle Atlantic	99,489	7.0%	93,579	7.1%
Mountain	220,261	15.5%	198,476	15.0%
New England	44,231	3.1%	47,839	3.6%
Pacific	123,230	8.7%	117,977	8.9%
South Atlantic	230,890	16.3%	213,423	16.1%
West North Central	268,241	18.9%	258,181	19.5%
West South Central	125,078	8.8%	109,077	8.3%
Total mortgage loans	$1,419,291	100.0%	$1,321,637	100.0%

Property type distribution
Office	$427,358	30.2%	$384,606	29.1%
Medical Office	80,169	5.6%	75,716	5.7%
Retail	299,034	21.1%	285,715	21.6%
Industrial/Warehouse	358,281	25.2%	346,461	26.2%
Hotel	61,373	4.3%	52,274	4.0%
Apartments	81,077	5.7%	68,795	5.2%
Mixed use/other	111,999	7.9%	108,070	8.2%
Total mortgage loans	$1,419,291	100.0%	$1,321,637	100.0%

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company

5000 Westown Parkway Suite 440

West Des Moines, IA 50266

Inquiries:

Debra J. Richardson, Investor Relations	D. J. Noble, Chairman
(515) 273-3551, drichardson@american-equity.com	(515) 457-1703, dnoble@american-equity.com

John M. Matovina, Vice Chairman
(515) 457-1813 jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

2006	High	Low	Close	Dividend Declared
First Quarter	$14.34	$12.76	$14.34	$0.00

2005
First Quarter	$12.92	$10.14	$12.79	$0.00
Second Quarter	$12.79	$10.08	$11.88	$0.00
Third Quarter	$11.96	$10.41	$11.35	$0.00
Fourth Quarter	$13.06	$10.83	$13.05	$0.04

2004
First Quarter	$13.15	$10.05	$12.85	$0.00
Second Quarter	$13.10	$9.75	$9.95	$0.00
Third Quarter	$10.22	$8.79	$9.49	$0.00
Fourth Quarter	$11.00	$9.41	$10.77	$0.02

Transfer Agent:	Analyst Coverage:
Comptershare Trust Company, N.A.	Steven Schwartz	E. Stewart Johnson
P.O. Box 43010	Raymond James & Associates, Inc.	Friedman, Billings, Ramsey & Co., Inc.
Providence, RI 02940-0310	(312) 612-7686	(212) 381-9219
Phone: (877) 282-1169	steven.schwartz@raymondjames.com	sjohnson@fbr.com
Fax: (781) 575-2723
www.computershare.com	Richard Sbaschnig	Mark Finkelstein
	Oppenheimer & Co., Inc.	Cochran Caronia Waller
	(212) 668-4474	(312) 425-4079
	richard.sbaschnig@opco.com	mfinkelstein@ccwco.com

David O. Lewis
SunTrust Robinson Humphrey
(404) 926-5097
david_lewis@rhco.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Debra J. Richardson, Senior Vice President, at (515) 457-1704 by visiting our web site at
www.american-equity.com.